UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA REAL ESTATE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	6510	80-0348936
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1020 North Coach House Circle, Wichita, Kansas, 67235, 316-721-4415
(Address and telephone number of principal executive offices)

SAMUEL WIERDLOW, INC.
3422 Old Capitol Trail  #584, Wilmington, Delaware, 19808, 302-777-1642
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	133,599,000	(1)	$0.01	(2)	$1,335,990	$74.55
Common Stock	50,000,000	(3)	$0.10	(4)	$5,000,000	$279
TOTALS	183,599,000		--		$6,335,990	$353.55

(1)	This Registration Statement covers the re-sale by our selling shareholders of up to 133,599,000 shares of our common stock previously issued to such selling shareholders.
(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933. The offering price was determined arbitrarily by using the last, highest price at which we sold shares in the past.

(3)	Represents shares of common stock that we are offering through this prospectus for sale publicly.
(4)	The price at which we are offering our shares for sale.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

USA REAL ESTATE HOLDING COMPANY

is registering
133,599,000 shares of its Common Stock already issued

and offering an additional
50,000,000 shares of its Common Stock

This Prospectus relates to two issuances of securities:

First, this prospectus relates to 133,599,000 shares of our common stock, par value $0.0001 per share, which may be offered for sale or otherwise transferred from time to time by the selling shareholders.

These 133,599,000 shares are being registered to permit public secondary trading of the securities offered by the selling stockholders named in this Prospectus. We will not receive any of the proceeds from the sale of the securities by the selling stockholders.

Second, this prospectus relates to the offering of 50,000,000 shares of our common stock at a price of $0.10 per share, for total proceeds of $5,000,000 in this offering.

We are offering these 50,000,000 shares on a direct participation basis, which means we have no underwriting agreements at all. This offering will end 90 days from the effective date of this registration statement; however, we may extend the offering for an additional 90 days. There are no minimum purchase requirements. Shares can be purchased for cash, goods or services. You, the prospective investor, should note that we have no plans to put the funds from this offering in any escrow, trust, or similar account. And there is no minimum amount of securities which must be sold in the offering before we receive any proceeds. We are not paying any commissions at all as part of this offering.

Please be advised that there is no public market for our stock. No national securities exchanges list these shares being offered, and the NASDAQ Stock Market does not list these shares being offered either.

The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute 100% of our issued and outstanding common stock as of July 31, 2009.

Important Note: Investing in our company, USA REAL ESTATE HOLDING COMPANY, involves a great deal of risk, for many different reasons. Please see a list of the risk factors involved in investing in our company, beginning on page 5 of this prospectus.

The Commissioner of Corporations of the State of California does not recommend or endorse the purchase of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Summary Information	4
Risk Factors	5
Use of Proceeds	9
Determination of Offering Price	10
Dilution	10
Selling Shareholders	11
Plan of Distribution	13
Legal Proceedings	15
Directors, Executive Officers, Promoters and Control Persons	15
Security Ownership of Certain Beneficial Owners and Management	17
Description of Securities	18
Interest of Named Experts and Counsel	19
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	19
Organization Within Last Five Years	20
Description of Business	20
Management's Discussion and Analysis of Financial Condition	22
Description of Property	24
Certain Relationships and Related Transaction	24
Market for Common Equity and Related Stockholder Matters	24
Executive Compensation	25
Changes in and Disagreements With Accountants on Accounting and FinancialDisclosure	26
Financial Statements	27

Summary Information and Risk Factors.

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

SUMMARY INFORMATION

We are USA REAL ESTATE HOLDING COMPANY, a development-stage company with the intent to purchase commercial properties, including the land, on which are located retail stores. Our plan calls for us to then lease back the property we purchased to the retailers who operate upon it. Our goal is ultimately to own a portfolio of commercial properties, leased out to the retailers who operate out of each respective property.

We have never had a profit, currently have no non-cash assets, are in poor financial condition and we anticipate no profits for at least the upcoming year, as we attempt to build our portfolio of properties. See Risk Factors starting on page 6 for more information.

Selling Shareholders.  133,599,000 of the shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution". The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling security holders.

The mailing address of our principal executive offices is: 1020 North Coach House Circle, Wichita, Kansas, 67235. The telephone number of our principal executive offices is: 316-721-4415. We have no website at this time.

Our revenues for the most recent audited period – January 1, 2009 – June 30, 2009 – were zero. Our net loss for the most recent audited period was $312,785. We have accumulated a deficit of $312,785 since inception and our auditors have issued a going concern opinion. See the notes to our audited financial statements below. The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data	for the period January 1, 2009 through June 30, 2009 (Audited)
Income Statement Data
Revenues:	$0
Expenses:	312,785
Net Loss from Operations:	(312,785)
Balance Sheet Data	as at June 30, 2009 (Audited)

Total Assets:	$17,124
Total Liabilities:	80,646
Total Stockholders' Equity:	(63,522)

RISK FACTORS

You should carefully consider the following risk factors and all other information in this prospectus before investing in our common stock. Investing in our company involves a high degree of risk. Any of the following risks makes investment in our company speculative or risky, and could adversely affect our business, financial condition and results of our operations and could result in a complete loss of your investment.

Risk Factors Related Directly to Our Business Plan

Investing in Real Estate May Expose the Company to Specific Risks. Real estate investments are exposed to a wide variety of risks including nationwide and local social conditions, neighborhood values, the supply of, and demand for, specific types of investment properties, the ability of our tenants to pay their rent, vandalism, vacancies, changes in tax or zoning laws, changes in rent control laws, etc.

Our Strategy May Include Utilizing Leverage. We may employ leverage in acquiring properties, which would expose us to additional risks, including the potential inability to pay back loans, which would cause us to lose our leveraged property.

We May Not Be Able to Access Credit, Which May Severely Hamper Our Ability to Purchase Properties. Since 2008 in particular, worldwide credit markets have significantly shrunken, and accessing credit has been more difficult for businesses. We, in particular, may be in an especially poor position to receive loans from banks, as we have no operating history, a small cash position, and no established credit as a company. If we are not able to receive loans to purchase real estate, our ability to further our business plan would be severely hampered, and we would be forced to rely upon our ability to raise funds through stock offerings such as this one.

Risk Factors Related to Our Early Phase of Business, Track Record, Experience and Position in Industry

We Are A Start Up Company, And As Such Face Difficulties Including Steep Development Costs, Low Name Recognition And No Goodwill, Which If Not Overcome Could Mean We Will Have To Shut Down Operations.  We expect to encounter risks and difficulties frequently faced by start up companies in new and rapidly changing markets. If you invest in our shares you must consider the risks and difficulties frequently encountered by new businesses, such as:

        o   The need to establish our brand name awareness;
        o   The need for sufficient funds;
        o   The dependence on our website;
        o   The need to manage changing and expanding operations;
        o   The need to effectively compete in the transportation fuel industry;
        o   The need to establish ourselves as an important contender in the evolving fuel industry.

We Have Little History of Operations, And Therefore May Not Have the Sufficient Track Record Needed by Investors to Determine If We Are A Sound Investment Or Not. Our operations have consisted mainly of setting up offices, raising capital and otherwise organizing our operations. We have not generated any revenues or made any sales thus far. We incorporated in Delaware on February 3, 2009. This does not constitute a lengthy track record of accomplishments, and this fact may make it more difficult for investors to determine if we are a suitable investment. To be profitable we must develop, promote, and market our products and services, so they are accepted on a broad, commercial basis, and this will take likely more than one year. As a result of our limited operating history, it may be difficult for investors to accurately forecast our operating expenses or potential revenue.

We Have Not Done A Feasibility Study And Therefore Are More Likely To Make Errors in Our Marketing and Business Plans, And Hence Are More Likely To Achieve Bad Performance. Our business and marketing plans are only based on our own experience. We can't promise we have made a good judgment of the workability of this project. By investing in USA Real Estate, you are risking your investment on an experimental business and marketing plan which is more difficult to adjudge of its merits because of a lack of a feasibility study. The lack of a feasibility study could then result in errors in judgment and planning and cause the business to lose sales opportunities and force closure of USA Real Estate. Our marketing initiatives have an unproven record and we have not enjoyed success with them yet.

We Are Dependent On The Senior Management Team And If We Should Lose Any Of Them, We May Not Have The Ability To Carry On With Our Business Plan As Conceived, Lowering Our Chances of Ultimate Success.   Our management team is Stephen R. Maddox, President and Chairman of the Board; Richard Maddox, Vice-President and a Director; and James Miller, Secretary, Treasurer and a Director. If we lost any of these key people it would hinder our progress a great deal, and it should be noted that we have no employment agreements with any of our officers or directors. Also, none of our executive officers are currently receiving any compensation, and we do not have the funds necessary to offer them competitive salaries, nor do we have funds to hire additional management or employees. This means that potentially, any of our officers and directors may leave us without notice and possibly work for a competitor.

Because we operate in a competitive market, we are very dependent on being able to attract qualified people to work with us. So, we must restrict hiring to key executives and a small administrative staff and invest in marketing and other activities wisely. Additionally, there is intense competition for the kind of sales personnel we need. Our success depends on our ability to attract and hire such personnel. We can't assure you that we will be able to attract and retain the kind of staff and other personnel we need to be successful.

Our Management Has Limited Previous Experience in Evaluating Internal Controls.  Although all members of our management has familiarity with the real estate investment industry, our management team has no experience managing a public company, and none has extensive experience in evaluating internal controls on the financial reporting, nor in identifying weaknesses in the internal controls. As USA Real Estate expands, we will need to allocate significant resources to meet applicable internal financial reporting standards, which include those controls and standards intended to keep our financial accounts and reporting accurate, thorough and free of fraud. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud, which would have a material adverse effect on our business and stock.

Risk Factors Related to Our Stock

There Is No Market For Our Common Equity Securities, And We May Never Develop A Market, Which Would Render Investors' Investment Very Illiquid. Our common shares are not listed on any stock market or exchange, making the selling and trading of our shares exceedingly difficult. Without a secondary market, one is not easily able to sell or trade our shares after purchasing them, and therefore may be stuck with their shares, rendering them rather illiquid. We intend to apply for a priced quotation on the OTC Bulletin Board, but there is no guarantee that our application will be approved. And even if we are accepted, quotation on the OTC Bulletin Board doesn't assure that a meaningful market will be created and sustained. It is common, in fact, for OTC-listed companies to have a non-existent trading volume on any given day.

We Have No Plans To Pay Dividends, Leaving Our Equity Investors With No Income From USA Real Estate For The Foreseeable Future. We do not expect to pay dividends now or in the foreseeable future. We intend to use any future earnings for purchase of additional real estate and other administrative and business functions. Should we decide to pay dividends at any time in the future, there is no guarantee that they will be paid on a timely basis. If in buying our stock you anticipate income from dividends, you should not buy our stock.

Any Market That Develops In Shares Of Our Common Stock Will Be Subject To The Penny Stock Regulations And Restrictions Which Will Create A Lack Of Liquidity And Make Trading Difficult Or Impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our common stock.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

§      the basis on which the broker or dealer made the suitability determination, and

§      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

Risk Factors Related to Legal Issues

We Have A Limitation Of Liability Against Our Directors, Where Permitted By Law, Possibly Limiting Certain Claims By Investors Should Our Business Fail. As permitted by Delaware law, there are limits of liability of our directors for monetary damages for breach of director's fiduciary duty except for liability in certain instances. As a result you as a stockholder will have limited rights to recover against directors for breach of fiduciary duty.

Forward Looking Statements Render Investment In USA Real Estate Uncertain. The information and discussion in this Prospectus contains both historical and forward-looking statements. The forward-looking statements regarding our financial condition, operating results, business prospects or any other aspect of our company, can be quite different from our actual financial condition, operating results and business performance in the end, once we have become operational.

We have tried to identify factors that would cause results to differ from our expectations. The factors we have isolated are:

        o   bad economic conditions;
        o   intense competition;
        o   entry of new competitors with similar business plans;
        o   increased and more stringent federal, state and local government regulation or new zoning regulations which diminish our real estate portfolio’s worth;
        o   under-funding;
        o   unexpected costs;
        o   price increases for commercial real estate;
        o   inability to raise rents;
        o   fluctuation of our operating results and financial condition;
        o   bad publicity and news coverage;
        o   unsuccessful marketing and sales plans;
        o   loss of key executives;
        o   inflation factors.

Use of Proceeds

We will not receive any proceeds from the sale of any of the 133,599,000 shares of common stock being registered in this prospectus and which are currently held by our selling shareholders.

Regarding our current offering, if all 50,000,000 shares we are offering through this registered offering are sold, we will receive $5,000,000, which we will use in the following manner:

•	$831,637 – purchase of commercial property – “Dollar General” retail location in Oklahoma City, Oklahoma.
•	$945,000 – purchase of commercial property – “Dollar General” retail location in Haskell, Oklahoma.
•	$2,365,000 – purchase of commercial property – “Alco Discount Store” retail location in Hermann, Missouri.
•	$288,363 – reserve for escrow and related closing costs, property and title insurance, maintenance, management and lease contracts, and property taxes.
•	$570,000 – administration: setting up offices, accounting costs, audit and review fees, costs associated with Exchange Act reporting requirements, etc.

If 25,000,000 shares are sold, we will receive $2,500,000, which we will use in the following manner:

•	$831,637 – purchase of commercial property – “Dollar General” retail location in Oklahoma City, Oklahoma.
•	$945,000 – purchase of commercial property – “Dollar General” retail location in Haskell, Oklahoma.
•	$138,363 – reserve for escrow and related closing costs, property and title insurance, maintenance, management and lease contracts, and property taxes.
•	$585,000 – administration: setting up offices, accounting costs, audit and review fees, costs associated with Exchange Act reporting requirements, etc.

If 5,000,000 shares are sold, we will receive $500,000, which we will use in the following manner:

•	$400,000 – Capital reserve.
•	$100,000 – administration: setting up offices, accounting costs, audit and review fees, costs associated with Exchange Act reporting requirements, etc.

If we raised less than $1,000,000 through this offering, we would not be able to purchase any of the commercial properties currently on our list of properties to buy (see Management’s Discussion and Analysis section, below) outright, and would need to use debt, or future public and/or private stock offerings to purchase at least our first property.

Determination of Offering Price.

The offering price for the 133,599,000 shares already issued to the selling shareholders was determined arbitrarily by using the last, and highest, price at which we sold shares in the past, $0.01 per share.

The offering price for the 50,000,000 shares being registered pursuant to this registered offering was set arbitrarily by our management, and the price chosen has no bearing on our assets, book value, revenues, prospects or other established criteria of valuation. Despite the offering price being arbitrary, however, there were certain nebulous and subjective factors that were considered by management in determining the offering price, and these factors were

a)           the fact that USA Real Estate is just over two months old, with little real operating history;

b)           the fact that we have not had profits nor revenues, and expect no profits for at least the next year;

c)           the fact that our business is an extremely competitive market with traditionally small margins;

d)           our attempt to set a price that could offset the risks involved in a potential investor's mind; and

e)           our attempt to start small, not risk more investors' money than we have to, and then, if we begin meeting the goals in our business plan, to do future money raises as needed and set the price higher.

Dilution.

133,599,000 of the shares of common stock that we are registering in this prospectus will not be dilutive because they are shares that have been issued already.

The price per share we are asking the public to pay in this current registered offering of 50,000,000 shares is $0.10 per share. Assuming all shares in the offering are sold, the total consideration to be paid by the new shareholders in this offering is $5,000,000.

Assuming the maximum number of shares are sold in this offering, the number of shares held by the existing shareholders will remain 133,599,000 -- which will become equivalent to 72.8% of the total number of outstanding shares -- and the number of shares held by the new investors will be 50,000,000 -- equivalent to 27.2% of the total number of outstanding shares.

The net tangible book value per share before the distribution, if subtracting the par value of all stock, is $0.000.

Assuming all shares in the offering are sold, the net tangible book value per share after the distribution will be $0.027.

Assuming all shares in the offering are sold, the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers of the shares being offered is $0.027, which is 100%.

Assuming all shares in the offering are sold, the amount of the immediate dilution from the public offering price which will be absorbed by new purchasers is $0.073 per share, or 73%.

Selling Shareholders.

We are registering 133,599,000 shares that were previously issued in stock issuances not involving any public offering.

On February 3, 2009, we issued 107,400,000 shares to the erstwhile shareholders of USA Real Estate Inc., a Delaware corporation.

Also on February 3, 2009, we issued an additional 26,000,000 shares to five different consultants for the company pursuant to consulting contracts, and 50,000 shares to a private equity firm to help reimburse their legal and document preparation costs.

And finally, from June 10 – 30, 2009, 149,000 shares were sold to 20 individual subscribers pursuant to a Regulation D, Rule 504 private stock offering.

Now we are registering in this prospectus all 133,599,000 shares which we previously issued in the above-described transactions.

The following table lists all selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of June 30, 2009. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling shareholders. The fourth column lists the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of June 30, 2009, but not offered hereby are not sold. All shareholders listed below are eligible to sell their shares.

Except as indicated in the footnotes to the table, no selling shareholder is an affiliate of us, the company. None of our selling shareholders is a registered broker-dealer or affiliate of a registered broker-dealer.

Please note that Certificate #21, originally issued to Sharon A. Kisley, was cancelled after Ms. Kisley passed away, with her original investment in our subsidiary returned to her estate. There are therefore 56 shareholders of the company, though our certificates are numbered through 57.

Cert #	Shareholder Name	# of Shares	Date

1	Richard Maddox(1)	5,880,000	2/3/2009
2	James Miller(2)	4,879,998	2/3/2009
3	Kimberly Clark(3)	1,500,000	2/3/2009
4	Tamara Brettin(4)	1,500,000	2/3/2009
5	Cindy Maddox(5)	960,000	2/3/2009
6	Vernon & Betty Rooker	999,999	2/3/2009
7	Dennis & Gayle Albert	999,999	2/3/2009
8	James & Delsie Stringer	999,999	2/3/2009
9	Sheri Brigstocke	999,999	2/3/2009
10	Patsy C. Hill	199,998	2/3/2009
11	Sheldon Doggett	666,678	2/3/2009
12	Mary, Sheldon & Shawn Doggett	666,678	2/3/2009
13	Shawn & Candi Doggett	666,678	2/3/2009
14	R.L. Strahl	499,998	2/3/2009
15	Neil & Melva Miller(6)	999,999	2/3/2009
16	Tara Cunningham(7)	1,500,000	2/3/2009
17	Kent Miller(8)	1,500,000	2/3/2009
18	Stephen & Brenda Brackeen	399,999	2/3/2009
19	Rita S. Ackerson	399,999	2/3/2009
20	Kimberly C. Garci	600,000	2/3/2009
22	Mark J. and Susan Nienhaus	399,999	2/3/2009
23	Eugene C. Swanson and Janis K. Swanson	399,999	2/3/2009
24	Dolores L. Brunk	399,999	2/3/2009
25	Moses and Shirley Greasham	399,999	2/3/2009
26	Eric and Penny Anderson	399,999	2/3/2009
27	Dina K. Duggin and Valeria S. Duggin	399,999	2/3/2009
28	Stephen R. Maddox(9)	75,179,985	2/3/2009
29	Helen Maddox(10)	1,000,000	2/3/2009
30	James and Linda Maddox(11)	1,000,000	2/3/2009
31	Gary and Joyce Maddox(12)	1,000,000	2/3/2009
32	Artfield Investments RD, Inc.	3,250,000	2/3/2009
33	CK Dragon Trust	6,500,000	2/3/2009
34	CKDCO, Inc.	6,500,000	2/3/2009
35	Fordee Management Company	6,500,000	2/3/2009
36	Palatine Investments, Inc.	3,250,000	2/3/2009
37	Auctus Private Equity Management, Inc.	50,000	2/3/2009
38	Glenn Benest	6,000	6/14/2009
39	Emerson Dibley	6,000	6/15/2009
40	Manny Griefman	6,000	6/15/2009
41	James Kilmartin	6,000	6/15/2009
42	Janet Landon	6,000	6/18/2009
43	Peter Milford	6,000	6/18/2009
44	Gale Voight	6,000	6/18/2009
45	Joseph P. Hochman	7,000	6/19/2009
46	Kathy Byrne	7,000	6/20/2009
47	MacDuffy Arthur Dibley	6,000	6/20/2009
48	Michelle Irwin	6,000	6/20/2009
49	Alastair N. Wood	23,000	6/20/2009
50	Chantalle Hochman	7,000	6/21/2009
51	William Kilmartin	6,000	6/22/2009
52	Keith Wagner	6,000	6/24/2009
53	Allison L. Lukert	5,000	6/25/2009
54	David Aranovich	6,000	6/26/2009
55	Ariella Kapelner	12,000	6/28/2009
56	Cody Moore	6,000	6/29/2009
57	James M. Douglass	10,000	6/30/2009
	Total Shares:	133,599,000

(1)	Richard Maddox is our Vice-President, Director and a major shareholder.
(2)	James Miller is our Secretary, Treasurer, Director and a major shareholder.
(3)	Kimberly Clark is the sister of James Miller and sister-in-law of Stephen Maddox.
(4)	Tamara Brettin is the sister of James Miller and sister-in-law of Stephen Maddox.
(5)	Cindy Maddox is the sister of James Miller and wife of Stephen R. Maddox.
(6)	Neil and Melva Miller are parents of James Miller.
(7)	Tara Cunningham is sister-in-law of Stephen R. Maddox.
(8)	Kent Miller is brother-in-law of Stephen R. Maddox.
(9)	Stephen R. Maddox is our President and Chairman.
(10)	Helen Maddox is mother of Stephen R. Maddox and Richard Maddox.
(11)	James Maddox is brother, and Linda Maddox is sister-in-law, to Stephen R. Maddox.
(12)	Gary Maddox is brother, and Joyce Maddox is sister-in-law, to Stephen R. Maddox.

Plan of Distribution.

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions will be at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing marketing prices or privately negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and

- a combination of any such methods of sale.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this registration.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling security holders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling security holders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Security Holders” for description of any material relationship that a stockholder has with us and the description of such relationship.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $19,000. We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(b) and (d) of the Securities Act.

In addition to the foregoing, persons who purchase common stock from a selling stockholder pursuant to this prospectus may resell such shares of common stock without restriction by any method permitted by applicable law.

Legal Proceedings.

We are not a party to any pending legal proceeding, nor are we aware of any proceeding contemplated by any governmental authority.

Directors, Executive Officers, Promoters and Control Persons.

The following are the names of all directors and executive officers, their positions and offices, and brief descriptions of their business experience during the past five years:

Name	Position(s) Held With the Company	Business Experience During Past Five Years

Stephen R. Maddox	President, Chairman of the Board of Directors
Between 1984 and 2007 Mr Maddox was a financial representative of several mutual fund companies, annuity and insurance companies and provided their products and services to over 350 clients.

Since 2007 Mr. Maddox has been serving as Chairman and President of our subsidiary, USA Real Estate, Inc., a Delaware corporation. Mr. Maddox has been charged with developing the company’s business plan and raising funds for its operation. Since February 2009 he has been serving as President and Chairman of our company.

James Miller	Secretary, Treasurer, Director
Since 1988, Mr. Miller has been a 50% owner of ACM Removal, LLC, one of the largest asbestos and mold removal companies in Kansas . He is certified in asbestos and mold removal, and is an environmental general contractor. Since  2007 he has been serving as Secretary, Treasurer and a Director of our subsidiary, USA Real Estate, Inc. Since February 2009 Mr. Miller has been serving as our Secretary, Treasurer and one of our three Directors.

Richard Maddox	Vice President, Director	For the last 20 years Mr. Maddox has been the owner of a cattle ranch in Nebraska, as well as owner and manager of Maddox Services Co., an irrigation business. Since 2007 Mr. Maddox has been serving as Vice-President and a Director of our subsidiary USA Real Estate, Inc. Since February 2009 he has been serving as our Secretary, Treasurer and one of our three Directors.

The following are all the directors of USA Real Estate Holding Company, their terms of office and periods in which they served, and identification of any other directorships held in reporting companies, with names of those companies:

Director's Name	Term of Office as Director and Period During Which Served	Other Directorships Held in Reporting Companies

Stephen R. Maddox	6 months Served February 3, 2009 - present	None

James Miller	6 months Served February 3, 2009 – present	None

Richard Maddox	6 months Served February 3, 2009 – present	None

The respective terms of all three directors ends on February 3, 2010, at which time they may be re-elected by a majority vote of the shareholders at the annual meeting of shareholders on February 3, 2010.

Stephen R. Maddox, President and Director, is the brother of Vice-President and Director Richard Maddox.

Security Ownership of Certain Beneficial Owners and Management.

We have 133,599,000 shares of common stock outstanding at $0.0001 par value. 1,000,000,000 shares of common stock are authorized.

The following information is for any person, including any group of two or more persons acting as a partnership, syndicate or other similar group, who is known to us to be the beneficial owner of more than five percent of any class of our voting securities, as of June 30, 2009:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Stephen R. Maddox 1020 North Coach House Circle Wichita, KS 67235	75,179,985 shares (1) President and Chairman of the Board of Directors	56.3

(1)           Stephen R. Maddox owns 75,179,985 shares of USA Real Estate Holding Company, no part of which are options, warrants, or via any other rights, and he has no rights to acquire beneficial ownership of any other shares, whether through option, warrant, conversion privilege or any other right, within sixty days. He has the sole voting and investment power and dispositive control over these shares.

We have two classes of equity securities, our Common Stock, and our Preferred Stock. Our Preferred Stock has zero (0) shares outstanding. We have no parents. For our Common Stock, we present the following information regarding the security ownership of our management, as of July 31, 2009:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Stephen R. Maddox President and Chairman of the Board of Directors c/o USA Real Estate Holding Company 1020 North Coach House , KS 67235	75,179,985 shares (1)	56.3

Common Stock	James Miller Secretary, Treasurer and a Director c/o USA Real Estate Holding Company 1020 North Coach House Circle Wichita, KS 67235	4,879,998 shares (2)	3.7

Common Stock	Richard Maddox Vice-President and Director c/o USA Real Estate Holding Company 1020 North Coach House Circle Wichita, KS 67235	5,880,000 shares (3)	4.4

Common Stock	All Directors and Executive Officers as a Group	85,939,983 shares (4)	64.4

(1)
Stephen R. Maddox owns 75,179,985 shares of USA Real Estate Holding Company, no part of which are options, warrants, or via any other rights, and he has no rights to acquire beneficial ownership of any other shares, whether through option, warrant, conversion privilege or any other right, within sixty days. He has the sole voting and investment power and dispositive control over these shares

(2)
James Miller owns 4,879,998 shares of USA Real Estate Holding Company, no part of which are options, warrants, or via any other rights, and he has no rights to acquire beneficial ownership of any other shares, whether through option, warrant, conversion privilege or any other right, within sixty days. He has the sole voting and investment power and dispositive control over these shares.

(3)
Richard Maddox owns 5,880,000 shares of USA Real Estate Holding Company, no part of which are options, warrants, or via any other rights, and he has no rights to acquire beneficial ownership of any other shares, whether through option, warrant, conversion privilege or any other right, within sixty days. He has the sole voting and investment power and dispositive control over these shares.

(4)	All Directors and Executive Officers as a group own 85,939,983 shares of USA Real Estate Holding Company, no part of which are options, warrants, or via any other rights, and they have no rights to acquire beneficial ownership of any other shares, whether through option, warrant, conversion privilege or any other right, within sixty days.

Description of Securities.

We are authorized to issue 1,000,000,000 shares of common stock, and we have no other classes of shares. Currently we have 133,599,000 shares outstanding. We have no options, warrants, nor any convertible instruments outstanding.

Dividend Rights - Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of USA Real Estate Holding Company, legally available therefore.

Voting Rights - Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Shares of Common Stock do not have cumulative voting rights, which means that the holders of the majority of the share votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

Preemption Rights - Holders of our common stock have no preemptive or conversion rights or other rights to subscribe for or to purchase any stock, obligations or other securities of USA Real Estate Holding Company.

Liquidation Rights - In the case of liquidation, dissolution or winding up of USA Real Estate Holding Company, the holders of shares of our Common Stock will be entitled to share ratably in the net assets of USA Real Estate Holding Company, legally available for distribution to shareholders after payment of all our liabilities and any preferred stock then outstanding, although none is currently outstanding.

Other Material Rights - There are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future, although our Certificate of Incorporation does not currently authorize any preferred stock at all.

There are no provisions in our Certificate of Incorporation or bylaws which would delay, defer or prevent a change in control of the small business issuer.

Interest of Named Experts and Counsel.

Our counsel which has provided us the legality opinion regarding the securities being registered is Laurence Singer.

The independent registered accountants who have audited our financial statements are Malone & Bailey, PC. The accountants' report is given upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

Section 145 of the Delaware General Corporation law makes provision for the indemnification of officers and directors under certain circumstances from liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Section 145 of the Delaware General Corporation law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

a) for any breach of the director's duty of loyalty to the corporation or its stockholders;

b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

c) arising under Section 174 of the Delaware General Corporation law; or

d) for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

However, currently, USA Real Estate Holding Company has no charter provisions, bylaws provisions, contracts or other arrangements that insures or indemnifies directors, officers or controlling persons of USA Real Estate Holding Company against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

We provide the undertaking that in the event that a claim for indemnification against such liabilities (other than the payment by USA Real Estate Holding Company of expenses incurred or paid by a director, officer or controlling person of USA Real Estate Holding Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years.

We do not have any parents.

The names of our three promoters are Stephen R. Maddox, James Miller and Richard Maddox, who are the three founders of our company.

Our Board of Directors is composed of three members, Chairman of the Board Stephen R. Maddox, James Miller and Richard Maddox. All three directors have held their positions since inception on February 3, 2009, and there have been no other directors of our company. Using the guidelines provided by the American Stock Exchange Company Guide, none of our Board members could be defined as independent. Our Board does not have separately designated audit, nominating or compensation committees.

Description of Business.

We are a development-stage company that plans to purchase primarily commercial real estate properties. We intend for our primary focus to be the purchase of large free-standing retail outlet buildings, as well as the land upon which the retail outlet(s) sits.

Business of Issuer

Business Development.  Our subsidiary, USA Real Estate Inc., was incorporated in November 2007 with the main purpose of purchasing a broad spectrum of different types of real estate within the United States. In its nearly two years of existence it did not succeed in purchasing any real estate, nor conduct business operations of any other kind. Our intention is to raise funds through this public offering to begin establishing a small, three-property portfolio of commercial real estate.

Business Model – Commercial Property. Our real estate investment model calls for us to first purchase a commercial property according to our selection guidelines we delineate below. Our intention is to use funds raised through this public offering to purchase our initial targeted properties outright, without a mortgage; however, if we fail to raise sufficient capital to purchase even one property, we will have to rely on future public and/or private stock offerings, as well as loans from banks and other debt-issuing institutions, which we are not guaranteed to receive, in order to complete our property purchases – see Risk Factors section, above.

Our business model requires us to place a very heavy bias towards purchasing one property outright, without a mortgage, rather than purchasing several properties using debt, and holding a smaller amount of equity in each property. All-cash purchases of real estate are also generally considered faster and easier transactions than those in which a mortgage is sought.

Once we have acquired the property and all necessary title and property insurance, our model calls for us to lease back the retail space to the retailer(s) who operated upon the property. And finally, our business model includes the hiring of a professional commercial management and leasing company to collect rents for us as well as manage and care for the property as a whole, including handling maintenance of the property, handle tenants’ issues, provide for security as necessary, etc.

Once a real estate portfolio is established, our business model requires our management to do cost-benefit analysis at least quarterly, but more frequently as conditions dictate, in determining whether more value for our shareholders may be obtained by selling the property or continuing to own it and collect rents from it.

Business Model – Farm and Ranch Land. The business model for farm and ranch land is similar to that for commercial property, with the exception that once we purchased farm or ranch land, we would not have a third party act as management and leasing company, but rather would act as the direct landlord with the farmer or rancher, collecting rents and handling any management issues directly from the farmer or rancher.

Real Estate Selection Guidelines. Our quantitative guidelines are as follows:

•	Property must be in the United States.
•	Property must have clear title and be titled to USA Real Estate Holding Company or our subsidiary USA Real Estate Inc.
•	The purchase must include both the land as well as any structures thereon.

Our qualitative guidelines call for us to specialize in several types of real estate investments such as  office complexes, strip-shopping centers, single-structure buildings, raw land, farms and/or ranches. Our preference is for a property that has been built recently, so as to avoid both construction costs for unfinished projects, as well as renovation costs for older projects. Although our primary focus is the midwest, our intention is to have a portfolio that crosses U.S. regional boundaries. We also will attempt to identify properties with prices below their respective market and/or appraised value.

In addition, we will look for properties in which we are able to negotiate, or the seller is offering, double net or triple net leases, although this will not be a strict criterion. A double net lease is a lease in which the lessee pays rent to the lessor, as well as taxes and insurance expenses that arise from the use of the property, while the lessor pays for maintenance expenses. In a triple net lease, the lessee also pays for maintenance. Because a double or triple net lease is not a strict criteria, we are allowing for these costs to be borne by us in our Use of Proceeds – see Use of Proceeds section, above.

Reports to Security Holders

We will not voluntarily send an annual report to security holders; however, upon effectiveness of this registration statement, we will be subject to the requirement to prepare a 10-K (annual report) every year, and once each 10-K has been prepared and approved by our counsel for filing with the SEC, we will provide this report and any additional information to any security holder who requests it, and these reports will include audited financial statements.

We will also be required to file quarterly reports on Form 10-Q after our first, second and third quarters of each fiscal year, as well as current reports on Form 8-K relating to any material information which is important for investors in our securities to know. We will have a continuing reporting obligation under Section 15(d) of the Securities and Exchange Act of 1934, once the registration statement is effective.

The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. We have no internet presence at this time.

Management's Discussion and Analysis of Financial Condition and Results of Operations.

Overview. The variables which cause us the most concern in the next 12 months are the state of the commercial real estate market in the United States, as well as the overall economy.

The recent downturn in economic activity, and in particular the real estate market, has created an opportunity to purchase commercial real estate at low prices relative to prices over the previous ten years or more. The commercial real estate market in particular is now beginning to suffer in a similar manner to how the residential market has suffered over the previous 18 months or so, creating even greater opportunities to purchase distressed commercial properties at relatively low prices.

However, this market downturn is a double-edged sword. Should we purchase a commercial property containing, for example, a large retail store, then lease that property back to the retailer, a further slide in the health of the economy could put the retailer in default to us on lease payments and further depress the value of the property.

Therefore, the ideal scene for us is to purchase commercial property at these reduced prices, then have the economic health of the country rebound, raising the value of our portfolio of properties. But since we are not in control of the overall economy, we simply may not be able to purchase properties at their greatest values and profit from leasing the properties to the tenants while enjoying a rise in the overall value of the properties. What we intend to do in order to maximize our chances is to do due diligence on both the regional economic trends, particularly in retail, as well as on each of the tenants on the properties we intend to purchase to analyze their health and their ability to pay rent, but there is no guarantee that our tenants will pay.

Financial Liquidity. We were incorporated on February 3, 2009, and have had no business operations of any kind. Our only activity has centered around acquiring our subsidiary USA Real Estate Inc., raising money through a Reg D Rule 504 private stock offering, refining our business model, and doing market research on retail outlets, commercial property outlooks by region, and targeting specific properties based on our search criteria.

From inception through our six months ended June 30, 2009, we have accumulated a deficit of $312,785, including approximately $8,000 spent on accounting and auditing expenses, and approximately $295,000 spent on consulting fees.

In order to meet our administrative needs over the next 12 months, including our audit, financial review and other costs associated with our continuing reporting obligations under Section 15(d) of the Securities Act, we will need approximately $25,000. We currently have approximately $17,000 in cash, as of June 30, 2009 to meet these needs, which is not sufficient to meet any unanticipated costs above our estimate for basic administrative costs, and will need to rely upon loans from our management, none of whom are under any obligation to loan us money, or from this and/or future private and/or public offerings.

Plan for the next 12 months. The company plans to purchase retail leased properties such as those with long term double net or triple net leases and in heavily-trafficked locations such as Walgreens, Alco Stores, Family Dollar, Dollar General and Tractor Supply.

We have located two Dollar General Stores properties in Oklahoma, one in Oklahoma City and the other in Haskell. We have spoken with the agent for each of the two stores in February 2009, and reviewed the listing again on August 13, and the properties are still available. They were built in 2008 and both have long term leases of at least 10 years. The asking prices for these two stores are $831,637  and  $945,000, respectively.

We have also located an Alco Store in Hermann, Missouri that is a triple net long-term lease of at least ten years, with an asking price of $2,365,000. We spoke with the agent in February 2009 and again in July and it is still available.

The above three properties are our first targets for acquisition.

We also located a Family Dollar Store in Lander, Wyoming built in 2007 with an asking price of $873,000, also for a long-term lease of at least 10 years. We spoke with the agent in February 2009 and reviewed the listing again on August 13 and it is still available.

Our calendar for the next 12 months is:

•	August, 2009 – file Form S-1 with SEC.
•	Fall, 2009 – Upon Notice of Effectiveness from SEC, conduct public offering in an attempt to raise $5,000,000.
•	Fall, 2009 – Apply for a priced quotation on the Over the Counter Bulletin Board secondary stock quotation service.
•	Winter, 2009-2010 – If successful in raising at least $1,000,000 through the public offering, purchase the Oklahoma City Dollar General Store.
•
Winter, 2009-2010 – If unsuccessful in raising at least $1,000,000 through the public offering, pursue additional public or private stock offerings, and/or apply for a loan from a bank or other debt-issuing institution in order to make the purchase of the Oklahoma City Dollar General Store.

•	Late Winter, 2010 – Hire third-party management and leasing company to collect the rents and handle maintenance and tenant issues for the Oklahoma City property.
•	Spring, 2010 – Assess the value of the Oklahoma City property relative to our purchase price, and do a cost/benefit analysis against the value of receiving monthly rents vs. selling the property.
•
Late Spring/Early Summer, 2010 – Re-assess our financial position to determine if we are in a position to purchase our Oklahoma City property, or another property, outright for cash rather than debt, and if so, to pursue that track, and if not, to pursue additional avenues of raising capital.

We have no purchases or sales of plant or significant equipment planned in the next 12 months.

We do not anticipate any significant changes in the number of employees. We currently have zero and anticipate having zero employees in the next 12 months.

Description of Property.

We have our offices in the home of Stephen Maddox and is provided to us for free as a work space. It contains sufficient space and materiel for us to do our administrative work.

Certain Relationships and Related Transactions.

From inception to our period ended June 30, 2009, we have participated in one transaction in which a related person had a direct or indirect material interest.

On our date of inception, February 3, 2009, USA Real Estate Holding Company purchased all existing outstanding shares of USA Real Estate Inc., thereby making USA Real Estate Inc. our wholly-owned subsidiary. All shareholders of USA Real Estate Inc. – holding a total of 36,000,000 shares – returned their shares of USA Real Estate Inc., and in exchange, received three shares of our company for every share they held of our subsidiary prior to the acquisition.

We issued a total of 108,000,000 shares of our Common Stock to the former shareholders of USA Real Estate Inc. in order to acquire all existing outstanding shares. 600,000 shares were later cancelled when the holder of certificate #21, Sharon A. Kisley, passed away and her original investment of $3,000 in our subsidiary was returned to her estate.

Market for Common Equity and Related Stockholder Matters.

There is no public trading market where our common equity is traded.

There is zero common equity which is subject to outstanding options or warrants to purchase, or securities convertible into our common equity.

We have agreed to register 133,599,000 shares under the Securities Act for sale by security holders. 107,400,000 of these shares were issued to the 30 former shareholders of USA Real Estate Inc. through our acquisition of all existing outstanding shares of that company. 26,000,000 shares were issued to five consultants for their consulting and document preparation work. 50,000 shares were issued to a private equity firm to compensate them for legal and document preparation work. And 149,000 shares were issued to 20 California investors in our Reg D Rule 504 private stock offering conducted from June 10-30, 2009. None of the 20 subscribers to our private stock offering are affiliates.

We have two authorized classes of common equity, and that is our Common Stock and Preferred Stock. There are 56 holders of record of Common Stock with 133,599,000 shares outstanding, and no shareholders and no shares outstanding of our Preferred Stock. Our transfer agent is Signature Stock Transfer, Inc. of Plano, Texas. Their phone number is (972) 612-4120.

We have not issued or declared dividends.

There are no shares authorized for issuance under an equity compensation plan. We have no equity compensation plans in place and no future plans for such at this time.

Executive Compensation.

No compensation was awarded to, earned by or paid to any officer or director of USA Real Estate Holding Company. We have no plans to pay executive compensation in the foreseeable future. The issue of executive compensation shall be revisited by our Board on the first annual meeting of Board of Directors following our first realized annual EBITDA over $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity IncentivePlan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen R. Maddox, President	FY2009	-	-	-	-	-	-	-	-
Richard Maddox, Vice-President	FY2009	-	-	-	-	-	-	-	-
James Miller, Secretary, Treasurer	FY2009	-	-	-	-	-	-	-	-

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stephen R. Maddox	-	-	-	-	-	-	-
Richard Maddox	-	-	-	-	-	-	-
James Miller	-	-	-	-	-	-	-

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

There have been no changes in, nor disagreements with, our accountants.

The only accounting firm we have ever retained has been Malone & Bailey, PC. There have been no disagreements with Malone & Bailey, and we anticipate no change in accounting firms.

Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
USA Real Estate Holding Company.
Wichita, Kansas

We have audited the accompanying consolidated balance sheet of USA Real Estate Holding Company. (a development stage company) as of June 30, 2009 and the related consolidated statements of expenses, changes in stockholders' deficit, and cash flows for the six months then ended. These consolidated financial statements are the responsibility of USA Real Estate Holding's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. USA Real Estate Holding Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of USA Real Estate Holding Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USA Real Estate Holdings Company. as of June 30,2009,and the consolidated results of operations and cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that USA Real Estate Holding Company will continue as a going concern. As discussed in Note 2 to the financial statements, USA Real Estate Holding Company has no revenue and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 27, 2009

USA REAL ESTATE HOLDING COMPANY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

June 30, 2009

ASSETS
Current Assets
Cash	$17,124

TOTAL ASSETS	$17,124

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Current Liabilities
Accounts payable	$4,264
Accrued expenses	135
Shareholder's Loan	76,247
TOTAL LIABILITIES	80,646

STOCKHOLDERS' DEFICIT:
Preferred Stock, $.0001 par value,
100,000,000 shares authorized; none issued and
outstanding at June 30, 2009	-
Common Stock, $.0001 par value,
1,000,000,000 shares authorized; 133,599,000 issued
and outstanding at June 30, 2009	13,360
Additional paid-in capital	235,903
Deficit accumulated in the development stage	(312,785)
TOTAL STOCKHOLDERS' DEFICIT	(63,522)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$17,124

See accompanying notes to consolidated financial statements

USA REAL ESTATE HOLDING COMPANY
(A Development Stage Company)
 CONSOLIDATED STATEMENT OF EXPENSES

Six Months
Ended
June 30, 2009

REVENUES	$-

EXPENSES:
Postage	655
Office supplies	948
Professional fees	311,182
TOTAL EXPENSES	312,785
NET LOSS	$(312,785)

Net Loss per share – basic and diluted	$(0.00)
Weighted Average shares outstanding – basic and diluted	109,410,861

See accompanying notes to consolidated financial statements

USA REAL ESTATE HOLDING COMPANY
 (A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES
IN STOCKHOLDERS’ DEFICIT
 FOR THE SIX MONTHS ENDED JUNE 30, 2009

			Additional	Deficit Accumulated	Total
	Common Stock		Paid-in	in the	Stockholders'
	Shares	Amount	Capital	Development Stage	Equity (Deficit)
Balance, January 1, 2009	-	$-	$(9,727)	$-	$(9,727)

Common stock issued in exchange for shares of USA Real Estate, Inc.	108,000,000	10,800	(10,800)	-	-
Shares cancelled	(600,000)	(60)	(2,940)		(3,000)
Common stock issued for services	26,050,000	2,605	257,895	-	260,500
Common stock issued for cash	149,000	15	1,475		1,490
Net loss	-	-	-	(312,785)	(312,785)

Balance, June 30, 2009	133,599,000	$13,360	$235,903	$(312,785)	$(63,522)

See accompanying notes to consolidated financial statements

USA REAL ESTATE HOLDING COMPANY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

Six Months ended June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(312,785)
Adjustments to reconcile net loss to
net cash used in operating activities:	260,500
Shares issued for services
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	22,500
Account payable	4,264

NET CASH USED IN OPERATING ACTIVITIES	(25,521)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder's loan	22,000
Stock issued for cash	1,490
Cash paid for stock cancelled	(3,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	$20,490

DECREASE IN CASH	(5,031)

CASH - BEGINNING OF PERIOD	22,155

CASH - END OF PERIOD	$17,124

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest	$-

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Issuance of common stock arising from merger with USA Real Estate Inc.	10,800

See accompanying notes to consolidated financial statements

USA REAL ESTATE HOLDING COMPANY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Nature of Operations and Summary of Significant Accounting Policies

Organization and Business

USA Real Estate Holding Company (the “Company”) was incorporated in the State of Delaware on February 3, 2009.  The Company was formed for the purpose of investing in the real estate market.

On February 3, 2009, the Company issued 108,000,000 shares of its common stock with a par value to $.0001 per share in exchange for all of the outstanding shares of USA Real Estate, Inc.  In accordance with SFAS No. 141 (revised 2007), this event is considered as combination of entities under common control.  The Company effectively dated the combination for accounting purposes as of January 1, 2009.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of USA Real Estate, Inc., the Company’s wholly-owned subsidiary, after the elimination of significant intercompany accounts and transactions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Fair Value of Financial Instruments

The carrying amount of the Company’s cash equivalents and shareholder’s loan approximates their estimated fair values due to the short-term nature of those financial instruments.

Income Taxes

Income taxes are accounted for in accordance with the provisions of SFAS No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

Stock based compensation is accounted for under SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. We account for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

Basic and Diluted Net Loss Per Common Share

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the period.  Diluted net loss per share calculations include the dilutive effect of common stock equivalents in years with net income.  Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its material position or results of operations.

Note 2 - Going Concern

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $312,785; a net loss for the six months ended June 30, 2009 of $312,785, and used cash in its operations of $25,521 during the six months ended June 30, 2009.  This raises substantial doubt about our ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan.  The consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

Note 3 - Issuance of Common Stock

On February 3, 2009, the Company issued 108,000,000 shares of common stock in exchange for all the shares of USA Real Estate Inc. (Note 1) with a par value of $10,800 (at $.0001 per share).  On June 9, 2009, 600,000 shares were cancelled and the $3,000 was returned to the founder.

On February 3, 2009, the Company entered into a consulting agreement with a third party for a total cash payment of $25,000 and 26,000,000 shares of the Company’s common stock.  The shares were valued at $.01 per share or $260,000.

On February 5, 2009, the Company entered into a drawdown equity financing agreement (“financing agreement”) with a third party for a total origination fee of $10,000 and 50,000 shares of the Company’s common stock.  The shares were valued at $.01 per share or $500.

The Company conducted a private offering of its common stock which began on June 10, 2009 and closed on June 30, 2009.  A total of 149,000 shares of common stock were issued at $.01 per share for total gross proceeds of $1,490.

Note 4 – Income Taxes

Since inception, we have incurred net losses and, therefore, and had no tax liability as of June 30, 2009.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $348,505 since inception to June 30, 2009 and will expire in the year 2029.

At June 30, 2009, the deferred tax assets consisted of the following:

Net operating losses	$118,492
Less: valuation allowance	(118,492)
Net deferred tax asset	$–

Note 5 – Related Party Transactions

During the six months ended June 30, 2009, the Company’s President loaned funds to the Company totaling $22,000.  These loans are unsecured and repayable on demand.  As of June 30, 2009, the outstanding balance related to advances was $76,247.

Note 6 - Commitments

The Company’s principal office is in the office of one of the Company’s President pursuant to a verbal agreement on a rent-free month-to-month basis.

Note 7 - Subsequent Events

The company has evaluated subsequent events through August 27, 2009 which is the date the consolidated financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

USA Real Estate Inc.

Wichita, Kansas

We have audited the accompanying balance sheets of USA Real Estate Inc. (a development stage company) as of December 31, 2007 and 2008 and the related statements of expenses, changes in stockholders' deficit, and cash flows for the year ended December 31, 2008 and for the periods from November 30, 2007 (inception) through December 31, 2007 and November 30, 2007 (inception) through December 31, 2008.  These financial statements are the responsibility of USA Real Estate Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. USA Real Estate Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of USA Real Estate Inc.'s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Real Estate Inc. as of December 31, 2007 and 2008, and the result of operations and cash flows for the year then ended and for the periods from November 30, 2007 (inception) through December 31, 2007 and November 30, 2007 (inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that USA Real Estate Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, USA Real Estate Inc. has no revenue and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

August 27, 2009

USA REAL ESTATE INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash	$22,155	$-
Prepaid expense	22,500	-

TOTAL ASSETS	$44,655	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Current Liabilities
Accrued expenses	$135	$-
Shareholder's loan	54,247	5,207
TOTAL LIABILITIES	54,382	5,207

STOCKHOLDERS' DEFICIT
Common stock, $.001 par value,
48,000,000 shares authorized; 36,000,000 issued and
outstanding at December 31, 2008 and 2007	36,000	36,000
Additional paid-in capital	(9,940)	(9,940)
Deficit accumulated in the development stage	(35,787)	(31,267)
TOTAL STOCKHOLDERS' DEFICIT	(9,727)	(5,207)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$44,655	$-

The accompanying notes are an integral part of these financial statements

USA REAL ESTATE INC.
(A Development Stage Company)
 STATEMENTS OF EXPENSES

		November 30, 2007	November 30, 2007
	Year Ended	(Inception) to	(Inception) to
	December 31, 2008	December 31, 2007	December 31, 2008

REVENUES	$-	$-	$-

EXPENSES:
Postage	902	25	927
Office supplies	515	983	1,498
Investors' leads	-	4,199	4,199
Real estate research	359	-	359
Bank fees	45	-	45
Compensation expense	-	26,060	26,060
Professional fees	2,699	-	2,699
TOTAL EXPENSES	4,520	31,267	35,787

NET LOSS	$(4,520)	$(31,267)	$(35,787)

Net Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding – basic and diluted	36,000,000	27,870,968

The accompanying notes are an integral part of these financial statements

USA REAL ESTATE INC.
 (A Development Stage Company)
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
 FOR THE PERIOD FROM NOVEMBER 30, 2007 (INCEPTION)
THROUGH DECEMBER 31, 2008

				Deficit Accumulated
	Common Stock		Additional	in the	Total
	Shares	Amount	Paid-in Capital	Development Stage	Stockholders' Deficit
Balance, November 30, 2007 (Inception)	-	$-	$-	$-	$-

Common stock issued to founders at par	9,940,005	9,940	(9,940)	-	-
Shares issued for services	26,059,995	26,060			26,060
Net loss	-	-	-	(31,267)	(31,267)

Balance, December 31, 2007	36,000,000	36,000	(9,940)	(31,267)	(5,207)

Net loss	-	-	-	(4,520)	(4,520)

Balance, December 31, 2008	36,000,000	$36,000	$(9,940)	$(35,787)	$(9,727)

The accompanying notes are an integral part of these financial statements

USA REAL ESTATE INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		November 30, 2007	November 30, 2007
	Year Ended	(Inception) to	(Inception) to
	December 31, 2008	December 31, 2007	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,520)	$(31,267)	$(35,787)
Adjustments to reconcile net loss to
net cash used in operating activities:
Shares issued for services		26,060	26,060
Changes in operating assets and liabilities:
Prepaid expense	(22,500)	-	(22,500)
Accrued expense	135	-	135

NET CASH USED IN OPERATING ACTIVITIES	(26,885)	(5,207)	(32,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder's loan	49,040	5,207	54,247
NET CASH PROVIDED BY FINANCING ACTIVITIES	49,040	5,207	54,247

INCREASE IN CASH	22,155	-	22,155

CASH - BEGINNING OF PERIOD	-	-	-

CASH - END OF PERIOD	$22,155	$-	$22,155

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid for interest	$-	$-	$-

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Shares issued to founders	$-	$9,940	$9,940

The accompanying notes are an integral part of financial statements

USA REAL ESTATE INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization, Nature of Operations and Summary of Significant Accounting Policies

Organization and Business

USA Real Estate Inc. (the “Company”) was incorporated in the State of Delaware on November 30, 2007. The Company was formed for the purpose of investing in the real estate market.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Fair Value of Financial Instruments

The carrying amount of the Company’s cash equivalents and shareholder’s loan approximates their estimated fair values due to the short-term nature of those financial instruments.

Income Taxes

Income taxes are accounted for in accordance with the provisions of SFAS No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

Stock based compensation is accounted for under SFAS No. 123R, “Share-Based Payment.” SFAS No. 123R requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). SFAS No. 123R also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. We account for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

Basic and Diluted Net Loss Per Common Share

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the period.  Diluted net loss per share calculations include the dilutive effect of common stock equivalents in years with net income.  Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its material position or results of operations.

Note 2 - Going Concern

As reflected in the accompanying financial statements, we have an accumulated deficit of $35,787 as of December 31, 2008; a net loss for the year ended December 31, 2008 of $4,520, and cash used of $26,885 in our operations during the year ended December 31, 2008.  This raises substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for us to continue as a going concern.

Note 3 – Prepaid Assets

Prepaid assets relate to consulting agreements which required a payment prior to receiving the service.

Note 4- Common Stock

On December 7, 2007, we issued 9,940,005 shares of common stock to our founders valued at par of $9,940 (at $.001 per share).

On December 7, 2007, we issued 26,059,995 shares of common stock for services value at $26,060 ($.001 per share).

Note 5 – Income Taxes

Since inception, we have incurred net losses and, therefore, and had no tax liability as of December 31, 2008 and 2007.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $35,787 and $31,267 for the years ended December 31, 2008 and 2007 and will begin to expire in the year 2027.

	December 31, 2008	December 31, 29, 2007
Net operating losses	$12,167	$10,630
Less: valuation allowance	$(12,167)	$(10,630)
Net deferred tax asset	$–	$–

Note 6 – Related Party Transactions

During the year ended December 31, 2008 and the period from November 30, 2007 (inception) to December 31, 2007, the Company’s President loaned funds to the Company totaling $5,207 and $49,040, respectively.  These loans are unsecured with zero interest and repayable on demand.  As of December 31, 2008 and 2007, the outstanding balance related to the advances was $54,247 and $5,207, respectively.

Note 7 - Commitments

The Company’s principal office is in the office of the Company’s President pursuant to a verbal agreement on a rent-free month-to-month basis.

Note 8 - Subsequent Events

On February 3, 2009, the Company’s shareholders exchanged all of their issued and outstanding common shares for 108,000,000 shares of common stock of USA Real Estate Holding Company.  In accordance with SFAS No. 141 (revised 2007), this event is considered as a combination of entities under common control.

This transaction made USA Real Estate Inc. the wholly-owned subsidiary of USA Real Estate Holding Company. All shareholders of USA Real Estate Inc. – holding a total of 36,000,000 shares – returned their shares of USA Real Estate Inc., and in exchange, received three shares of USA Real Estate Holding Company for every share they held of USA Real Estate Inc. prior to the acquisition.

For accounting purposes, these share issuances were recorded at the par value of $0.0001 per share. 600,000 shares were later cancelled returning the original investment of $3,000 to the founder.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

There are no charter provisions, bylaws, contracts or other arrangements that insures or indemnifies a controlling person, director or officer of USA Real Estate Holding Company which affects his or her liability in their capacity as controlling person, director or officer.

However, Section 145 of the Delaware General Corporation law makes provision for the indemnification of officers and directors under certain circumstances from liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Section 145 of the Delaware General Corporation law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

        -   for any breach of the director’s duty of loyalty to the corporation or its stockholders;
        -   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
        -   arising under Section 174 of the Delaware General Corporation law; or
        -   for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses of the offering:

SEC Registration Fees:	354
EDGARizing Fees:	3,200	*
State Blue Sky Registration Fees:	60	*
Transfer Agent Fees and Certificate Printing:	500	*
Copying and Printing Prospectus:	286	*
Mailing and Couriering Prospectus:	1,600	*
Accounting and Audit/Review:	21,000	*
Total:	27,000	*
* estimate

Recent Sales of Unregistered Securities.

On our date of inception, February 3, 2009, USA Real Estate Holding Company purchased all existing outstanding shares of USA Real Estate Inc., thereby making USA Real Estate Inc. our wholly-owned subsidiary. All shareholders of USA Real Estate Inc. – holding a total of 36,000,000 shares – returned their shares of USA Real Estate Inc., and in exchange, received three shares of our company for every share they held of our subsidiary prior to the acquisition.

We issued a total of 108,000,000 shares of our Common Stock to the former shareholders of USA Real Estate Inc. in order to acquire all existing outstanding shares. For accounting purposes, these share issuances were recorded at the par value of $0.0001 per share. 600,000 shares were later cancelled when the holder of certificate #21, Sharon A. Kisley, passed away and her original investment in our subsidiary was returned to her estate. Using the par value of our Common Stock, the value of the acquisition was $10,740.

26,000,000 shares were issued at a par value of $0.0001 to five consultants who did consulting work for us, as well as helped prepare incorporation, organization and stock offering paperwork. The total value of the shares issued was $2,600.

50,000 shares were issued to a private equity firm to help defray the equity firm’s legal and document preparation costs associated with a drawdown equity credit line facility which we did not consummate.

Finally, from June 10-30, 2009, 149,000 shares were issued to 20 California investors in our Reg D Rule 504 private stock offering at a price of $0.01 per share. A total of $1,490 in cash was raised.

Exhibits.

Index of Exhibits

EX-3.1	Certificate of Incorporation

EX-3.1.1	Certificate of Amendment of Certificate of Incorporation

EX-3.2	Bylaws

see bylaws exhibit (EX-3.2)	Instruments defining the rights of holders, incl. indentures

EX-5.1	Opinion re: legality

EX-21.1	Our Subsidiary

EX-23.1	Consent of Independent Registered Certified Public Accountants

see opinion exhibit (EX-5.1)	Consent of Counsel

Undertakings.

We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;
•
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

•
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We also undertake, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

We also undertake to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wichita, State of Kansas on August 28, 2009.

USA REAL ESTATE HOLDING COMPANY

By:            /s/ Stephen R. Maddox
Stephen R. Maddox
President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Stephen R. Maddox
___________________________________________________
Stephen R. Maddox
President and Chairman of the Board of Directors

August 28, 2009

/s/ Richard Maddox
___________________________________________________
Richard Maddox
Vice-President and a Director

August 28, 2009

/s/ James Miller
___________________________________________________
James Miller
Secretary, Treasurer and a Director

The above three persons constitute all members of the Board of Directors.